UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 4, 2010
WINTRUST FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Illinois	0-21923	36-3873352
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

727 North Bank Lane
Lake Forest, Illinois	60045
(Address of principal executive	(Zip Code)
offices)
Registrant’s telephone number, including area code (847) 615-4096
Not Applicable
(Former name or former address, if changed since last year)
          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On March 4, 2010, Wintrust Financial Corporation (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBC Capital Markets Corporation, as representatives of the underwriters listed on Schedule A thereto (collectively the “Underwriters”), providing for the offer and sale in a firm commitment offering of 5,800,000 shares of the Company’s common stock, no par value (the “Common Stock”), at a public offering price of $33.25 per share (the “Offering”). Pursuant to the Purchase Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 870,000 shares of Common Stock to cover over-allotments, if any. The Company made certain customary representations, warranties and covenants in the Purchase Agreement concerning the Company and the Registration Statement related to the Offering. The Company also agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 1.1 and is incorporated herein by reference.
Item 8.01. Other Events.
     On March 4, 2010, the Company issued a press release announcing the pricing of the Offering. A copy of the press release relating to the announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

1.1
Purchase Agreement, dated March 4, 2010, among Wintrust Financial Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBC Capital Markets Corporation, as representatives of the several Underwriters listed on Schedule A thereto

5.1	Opinion of Sidley Austin LLP

99.1	Press Release dated March 4, 2010

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINTRUST FINANCIAL CORPORATION (Registrant)
By:	/s/ David A. Dykstra
David A. Dykstra
Senior Executive Vice President and Chief Operating Officer

Date: March 9, 2010

Exhibit Index

Exhibit No.	Description

1.1
Purchase Agreement, dated March 4, 2010, among Wintrust Financial Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBC Capital Markets Corporation, as representatives of the several Underwriters listed on Schedule A thereto

5.1	Opinion of Sidley Austin LLP

99.1	Press Release dated March 4, 2010

4